Exhibit 99.1

iSpecimen Secures Suppliers for COVID-style hMPV Outbreak

WOBURN, Mass., Jan. 16, 2025 (Newsfile Corp.) -- iSpecimen Inc. (NASDAQ: ISPC), a leading online marketplace for human biospecimens, has secured suppliers for the flu-like human metapneumovirus (hMPV). The virus has been causing hospitals in China to become overrun, raising the potential for another COVID-style pandemic. iSpecimen is a market leader in the biospecimen space and leverages its vast network of suppliers to procure specimens for the anticipated potential demand that may come with the need to study this disease and develop a vaccine to address it.

Human metapneumovirus (hMPV) is a virus which causes upper respiratory infections. While those infected with hMPV typically present with only mild symptoms, it can make some people very sick and cause death in the elderly, immunocompromised, and those with chronic conditions. There is currently no vaccine for HMPV, hence the potential need for samples if a company were looking to make this type of breakthrough drug or study the virus.

With the devastation of COVID 5 years ago, there is concern in some areas that the virus could cause similar problems as it spreads in a very similar fashion through respiratory droplets from coughing or sneezing, close personal contact and touching contaminated surfaces before contacting the mouth, nose, or eyes. HMPV is very difficult to differentiate from COVID-19, flu, and respiratory syncytial virus (RSV), and unlike these viruses there is no vaccine for HMPV.

The potential demand for hMPV specimens continues to grow as hMPV remains a significant area of attention in the news and concern among the general population. The potential demand for a vaccine for this fast spreading disease highlights the critical need for reliable access to high-quality specimens. iSpecimen is poised to address this need through its strategic global partnerships with high value suppliers and streamlining of specimen procurement.

About iSpecimen

iSpecimen (Nasdaq: ISPC) offers an online marketplace for human biospecimens, connecting scientists in commercial and non-profit organizations with healthcare providers that have access to patients and specimens needed for medical discovery. Proprietary, cloud-based technology enables scientists to intuitively search for specimens and patients across a federated partner network of hospitals, labs, biobanks, blood centers and other healthcare organizations. For more information, please visit www.ispecimen.com.

Forward Looking Statements

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For further information, please contact: Investor Contacts info@ispecimen.com